Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT, dated as of March 11, 2023 (this “Agreement”), by and among Worldwide Acquisition Sponsor, LLC, a Cayman Islands limited liability company (“Sponsor”), Worldwide Webb Acquisition Corp., a Cayman Islands exempted company limited by shares (“Parent”), and Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D (“AARK”).

WHEREAS, Parent, AARK and WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned Subsidiary of Parent, with company registration number 202300520W (“Amalgamation Sub”), propose to enter into, concurrently herewith, a business combination agreement in the form attached hereto as Exhibit A (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), which provides for, among other things, a business combination between Parent, Amalgamation Sub and the Company;

WHEREAS, Sponsor owns of record the number of shares of Parent as set forth on Exhibit B hereto (all such shares of Parent and any shares of Parent of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, the parties hereto intend that the Shares set forth on Exhibit B hereto may be used as Extension Transfer Shares, pursuant to the terms set forth herein; and

WHEREAS, in order to induce AARK to enter into the BCA, Sponsor, Parent and AARK desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Agreement to Vote. Sponsor hereby agrees to vote, at any meeting of the Parent Shareholders, including the Parent Shareholders’ Meeting, and in any action by written consent of the Parent Shareholders, all Shares held by Sponsor at such time in favor of the approval and adoption of the BCA, the other Transaction Documents to which Parent is a party and the Transactions. Sponsor acknowledges receipt and review of a copy of the BCA.

2. Surrender and Cancellation or Transfer of Shares. Sponsor hereby agrees that, subject to consummation of the Amalgamation, 1,500,000 Parent Class B Ordinary Shares held by Sponsor as of immediately prior to the Amalgamation Effective Time, shall be surrendered to Parent for no consideration and cancelled by Parent effective as of the Amalgamation Effective Time (such cancelled shares, the “Cancelled Shares”). Notwithstanding the foregoing, Sponsor may transfer up to 1,000,000 Parent Class B Ordinary Shares to third parties in connection with seeking approval of a Parent Extension Proposal (the “Extension Transfer Shares”). Such Extension Transfer Shares so transferred shall reduce (one for one) the number of Cancelled Shares. For example, if Sponsor transfers 500,000 Extension Transfer Shares, then the number of Cancelled Shares shall be reduced by 500,000 and shall be 1,000,000.

3. Earnout Shares. Subject to consummation of the Amalgamation, immediately following consummation of the Amalgamation, (i) without prejudice to the right of AARK to terminate the BCA pursuant to Section 11.1(h) thereto, if Parent Available Cash is less than $50.0 million, then at the Amalgamation Effective Time, Sponsor shall surrender to Parent for no consideration 1,500,000 Parent Class A Ordinary Shares issued to Sponsor upon conversion of the Parent Class B Ordinary Shares held by Sponsor in connection with the Amalgamation, and Parent shall cancel such Shares effective as of the Amalgamation Effective Date; and (ii) if Parent Available Cash is $50.0 million or more, then at the Amalgamation Effective Time Sponsor will place 1,500,000 Parent Class A Ordinary Shares issued to Sponsor upon conversion of the Parent Class B Ordinary Shares held by Sponsor in connection with the Amalgamation into escrow (the “Earnout Shares”) to be held in escrow pursuant to an escrow agreement to be mutually agreed upon, by and among Sponsor, Parent, and AARK, and a mutually agreed upon escrow agent. Earnout Shares shall be released from escrow pursuant to such escrow agreement, and delivered to Sponsor upon the satisfaction of the following thresholds (each, a “Triggering Event”):

(a) if at any time from the Amalgamation Effective Time through the date that is the fifth anniversary of the Amalgamation Effective Time the VWAP of Parent Class A Ordinary Shares is greater than or equal to $12.00 over any 20 trading days within any 30 trading day period (the “$12.00 Tranche”), Sponsor will receive one-third (1/3) of the Earnout Shares, which shall be released within 10 Business Days following such determination;

(b) if at any time from the Amalgamation Effective Time through the date that is the fifth anniversary of the Amalgamation Effective Time the VWAP of Parent Class A Ordinary Shares is greater than or equal to $14.00 over any 20 trading days within any 30 trading day period (the “$14.00 Tranche”), Sponsor will receive an additional one-third (1/3) of the Earnout Shares, which shall be released within 10 Business Days following such determination; and

(c) if at any time from the Amalgamation Effective Time through the date that is the fifth anniversary of the Amalgamation Effective Time the VWAP of Parent Class A Ordinary Shares is greater than or equal to $16.00 over any 20 trading days within any 30 trading day period (the “$16.00 Tranche”), Sponsor will receive the final one-third (1/3) of the Earnout Shares, which shall be released within 10 Business Days following such determination.

The price targets in clauses (a) through (c) above shall be equitably adjusted for stock splits, stock dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Parent Class A Ordinary Shares. In the event that there is a Change of Control after the Amalgamation Effective Time and prior to the date that is five years following the Amalgamation Effective Time, the Earnout Shares (to the extent a Triggering Event has not already occurred with respect to any portion of the Earnout Shares) shall be vested and released to Sponsor prior to such Change of Control, such that the holders of the Earnout Shares shall be entitled to receive in such transaction the consideration which would have been issuable to them in that transaction (including the right to elect to receive different forms of consideration) if they had held the Earnout Shares immediately prior to the consummation thereof. For purposes hereof, “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00

p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc.

If the conditions set forth in either Section 3(a), 3(b), or 3(c) have not been satisfied following the fifth anniversary of the Amalgamation Effective Time, any of the Earnout Shares remaining in the escrow account pursuant to the escrow agreement shall be automatically forfeited and delivered by the escrow agent to Parent for cancellation and Sponsor shall not have any right to receive such Earnout Shares or any benefit therefrom.

4. Exclusivity. Sponsor hereby agrees to cause Parent and Amalgamation Sub to abide by the terms of Section 8.2(b) of the BCA.

5. Transfer of Shares. Sponsor agrees that, except in connection with seeking approval of a Parent Extension Proposal, it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA, (b) deposit any Shares into a voting trust or enter into a voting Contract or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided that the foregoing shall not prohibit the transfer of the Shares to an Affiliate of Sponsor, but only if such Affiliate of Sponsor shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

6. Representations and Warranties. Sponsor represents and warrants to AARK and Parent as follows:

(a) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Governing Documents.

(b) As of the date of this Agreement, Sponsor owns exclusively of record and has good and valid title to the Shares set forth on Exhibit B free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws and (iii) Parent’s Governing Documents, and as of the date of this Agreement, Sponsor has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and Sponsor does not own, directly or indirectly, any other Shares.

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Sponsor.

7. Termination. This Agreement and the obligations of the parties hereto under this Agreement shall automatically terminate upon the earliest of: (a) the Amalgamation Effective Time; (b) the valid termination of the BCA in accordance with its terms; and (c) the mutual written agreement of all the parties hereto. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for a willful and intentional breach of this Agreement occurring prior to its termination.

8. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided that such costs and expenses shall be considered to be Parent Transaction Expenses or Group Companies Transaction Expenses, as applicable, and provided further that, at the Amalgamation Effective Time, Parent shall pay, or cause to be paid, such transaction expenses pursuant to Section 10.3 of the BCA.

(b) All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (iii) on the next Business Day when sent by overnight courier (receipt requested) or (iv) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Sponsor or, prior to the Amalgamation Effective Time, Parent, to:

Worldwide Webb Acquisition Corp.

Worldwide Webb Acquisition Sponsor, LLC

770 E Technology Way F13-16

Orem, UT 84097

Attention: Daniel Webb

Email: daniel@wwac1.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201 Attention: Alain Dermarkar

Email: alain.dermarkar@shearman.com

and

Shearman & Sterling LLP

Bank of America Tower

800 Capitol Street, Suite 2200

Houston, TX 77022

Attention: William B. Nelson

Email: bill.nelson@shearman.com

If to AARK or, from and after the Amalgamation Effective Time, Parent, to:

Aark Singapore Pte. Ltd.

#11-00, Wisma Atria

435 Orchard Road

Singapore—238877

Attention: Chairman

Email: chairman@aarksingapore.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York

Attention: Rajiv Khanna

Email: rajiv.khanna@nortonrosefulbright.com

(c) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take all actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

(d) Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the term “Exhibit”

refers to the specified Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x) unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns.

(e) This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(f) This Agreement and the BCA constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without the prior written consent shall be void.

(g) This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and each of their permitted successors and assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(i) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to principles or rules of conflict of Laws except Sections 5-1401 and 5-1402 of the New York General Obligations Law. Any Action based upon, arising out of or related to this Agreement must be brought in the federal and state courts sitting in New York County, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 8(i).

(j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

(k) Without further consideration, each party hereto shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by AARK, Parent and Amalgamation Sub.

(m) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WORLDWIDE WEBB ACQUISITION CORP.

By	/s/ Daniel Webb
Name:	Daniel Webb
Title:	CEO

WORLDWIDE WEBB ACQUISITION SPONSOR, LLC

By	/s/ Daniel Webb
Name:	Daniel Webb
Title:	Manager

AARK SINGAPORE PTE. LTD.

By	/s/ Venu Raman Kumar
Name:	Venu Raman Kumar
Title:	CEO

[Signature Page to Sponsor Support Agreement]

EXHIBIT A

FORM OF BUSINESS COMBINATION AGREEMENT

EXHIBIT B

Sponsor Shares

	Number and Class of Shares Owned	Number and Class of Shares to be Surrendered and Cancelled at the Amalgamation Effective Time	Number and Class of Shares Subject to Earnout
Worldwide Webb Acquisition Sponsor, LLC	4,500,000 Class B Ordinary Shares	1,500,000 Class B Ordinary Shares	1,500,000 Class A Ordinary Shares